Exhibit 1


                  O.R.I. FUNDS, INC.
                 Articles of Amendment


     O.R.I. Funds, Inc., a Maryland corporation having its principal office in Maryland in Baltimore City
(hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:  Article II, Section 2.1 of the
Corporation's Articles of Incorporation is amended in its entirety to read as follows:

                      ARTICLE II

                         NAME

          2.1  Name.  The name of the corporation
     is Oak Ridge Funds, Inc. (the "Corporation").

     SECOND: All of the issued and unissued shares of capital stock of the Corporation currently designated as Class A and Class C shares, respectively, of the O.R.I. Growth Fund series are hereby redesignated as Class A and Class C shares, respectively, of the Oak
Ridge Growth Fund series.

     THIRD:  The foregoing amendments to the
Corporation's Articles of Incorporation (the
"Amendments") were approved by a majority of the entire
Board of Directors of the Corporation on January 22,
1998.

     FOURTH: The Amendments are limited to changes expressly permitted by Section 2-605 of Title II of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     FIFTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

     SIXTH: The Articles of Amendment will become effective at 12:00 a.m. on March 20, 1998.

     IN WITNESS WHEREOF, O.R.I. Funds, Inc. has caused these Articles of Amendment to be signed as of the 2nd day of March, 1998 in its name and on its behalf by its duly undersigned authorized officers, who acknowledge that these Articles of Amendment are the act of the Corporation and that, to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of the Articles of Amendment are true in all material respects and that this statement is made under penalties of perjury.


     Witness:                           O.R.I. Funds, Inc.


     /s/ Mark C. Pappas                 By:/s/ Samuel Wegbreit
     --------------------               ------------------------
     Mark C. Pappas                     Samuel Wegbreit
     Secretary                          Chairman of the Board

               ARTICLES OF INCORPORATION

                          OF

                  O.R.I. FUNDS, INC.


                       ARTICLE I

                     INCORPORATOR

     THE UNDERSIGNED, Carol A. Gehl, whose-post office address is Godfrey & Kahn, S.C., 780 North Water
Street, Milwaukee, Wisconsin 53202, being at least eighteen (18) years of age, does hereby act as incorporator to form a corporation under and by virtue of the Maryland General Corporation Law.

                      ARTICLE II

                         NAME

     2.1.  Name.  The name of the corporation is O.R.I.
Funds, Inc. (the "Corporation").

     2.2.  Name Reservation.  The Corporation
acknowledges that it uses the initials "O.R.I." in its corporate name and in the name of any series designated pursuant to Article V hereof only with the permission of Oak Ridge Investments, Inc., ("Oak Ridge") the
Corporation's investment adviser, and agrees that Oak
Ridge shall control the use of the initials "O.R.I." by the Corporation. The Corporation further agrees that if Oak Ridge, its successors or assigns should at any time cease to be the investment adviser to the Corporation, the Corporation shall, at the written request of Oak Ridge or its successors or assigns eliminate the initials "O.R.I." from its corporate name and any materials or documents referring to the Corporation, and will not henceforth use the initials
"O.R.I." in the conduct of the Corporation's business, except to any extent specifically agreed to by Oak
Ridge.  The Corporation further acknowledges that Oak
Ridge reserves the right to grant the non-exclusive right to use the initials "O.R.I." to any other persons or entities, including other investment companies, whether now in existence or hereafter created. The provisions of this paragraph are binding on the Corporation, its successors and assigns and on its directors, officers, stockholders, creditors and all other persons claiming under or through it.

                      ARTICLE III

             CORPORATE PURPOSES AND POWERS

     The purpose or purposes for which the Corporation is formed is to act as an investment company under the federal Investment Company Act of 1940, and to exercise and enjoy all the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland. The Corporation shall exercise and enjoy all such powers, rights and privileges to the extent not inconsistent with these Articles of Incorporation.

                      ARTICLE IV

          PRINCIPAL OFFICE AND RESIDENT AGENT

     The post office address of the principal office of the Corporation in the State of Maryland is c/o The
Corporation Trust Incorporated, 32 South Street,
Baltimore, Maryland 21202-3242.  The name of the
Corporation's resident agent in the State of Maryland is The Corporation Trust Incorporated, a corporation of the State of Maryland, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202-3242.

                       ARTICLE V

                     CAPITAL STOCK

     5.1.  Authorized Shares.  The total number of
shares of capital stock which the Corporation shall have authority to issue is Five Hundred Million
(500,000,000) shares of the par value of one cent
($0.01) per share and of the aggregate par value of Five Million Dollars ($5,000,000), all of which shares are designated Common Stock.

     5.2. Authorization of Stock Issuance. The Board of Directors may authorize the issuance and sale of capital stock of the Corporation, including stock of any class or series, from time to time in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration as the Board of Directors shall determine, subject to any limits required by then applicable law. All shares shall be issued on a fully paid and non-assessable basis.

     5.3.  Fractional Shares.  The Corporation may
issue fractional shares. Any fractional share shall carry proportionately the rights of a whole share, excepting the right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

     5.4. Power to Classify. The Board of Directors of the Corporation may classify and reclassify any unissued shares of capital stock into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms of such shares of stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of stock, or shares of any existing class or series of stock. Except as otherwise provided herein, all references herein to capital stock shall apply without discrimination to the shares of each class or series of stock. Pursuant to such power, the Board of Directors has initially designated 100,000,000 shares of its capital stock into one series of shares of capital stock of the Corporation, the names of which and the number of shares allocated to each are as follows:

        Name of Series    Number of Shares Initially
                                 Allocated

      O.R.I. Growth Fund        100,000,000

     5.5. Classes and Series - General. The relative preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of each class or series of stock of the Corporation shall be as follows, unless otherwise provided in Articles Supplementary hereto:

          (a)  Assets Belonging to Class or Series.
     All consideration received by the Corporation for the issue or sale of stock of a particular class or series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that class or series for all purposes, subject only to the rights of creditors, and shall be so recorded on the books of account of the Corporation. Any assets, income, earnings, profits or proceeds thereof, funds or payments which are not readily attributable to a particular class or series shall be allocated to and among any one or more series or classes in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable, and items so allocated to a particular series or class shall belong to that series or class. Each such allocation shall be conclusive and binding upon the stockholders of all classes and series for all purposes.

          (b)  Liabilities Belonging to Class or
     Series. The assets belonging to each class or series shall be charged with the liabilities of the Corporation in respect of that class or series and with all expenses, costs, charges and reserves attributable to that class or series and shall be so recorded on the books of account of the Corporation. Any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular class or series shall be allocated and charged to and among any one or more of the classes or series in such manner and on such basis as the Board of Directors in its sole discretion deems fair and equitable, and any items so allocated to a particular class or series shall be charged to, and shall be a liability belonging to, that class or series. Each such allocation shall be conclusive and binding upon the stockholders of all classes and series for all purposes.

          (c)  Income.  The Board of Directors shall
     have full discretion, to the extent not
     inconsistent with the General Laws of the State of Maryland and the Investment Company Act of 1940, to determine which items shall be treated as income and which items shall be treated as capital. Each such determination shall be conclusive and binding.

          (d)  Dividends and Distributions.  The
     holders of each class or series of capital stock of record as of a date determined by the Board of Directors from time to time shall be entitled, from funds or other assets legally available therefor, to dividends and distributions, including distributions of capital gains, in such amounts and at such times as may be determined by the Board of Directors. Any such dividends or distributions may be declared payable in cash, property or shares of the class or series, as determined by the Board of Directors or pursuant to a standing resolution or program adopted or approved by the Board of Directors. Dividends and distributions may be declared with such frequency, including daily, as the Board of Directors may determine and in any reasonable manner, including by standing resolution, by resolutions adopted only once or with such frequency as the Board of Directors may determine, or by formula or other similar method of determination, whether or not the amount of the dividend or distribution so declared can be calculated at the time of such declaration. The Board of Directors may establish payment dates for such dividends and distributions on any basis, including payment that is less frequent than the effectiveness of such declarations. The Board of Directors shall have the discretion to designate for such dividends and distributions amounts sufficient to enable the Corporation or any class or series thereof to qualify as a "regulated investment company" under the Internal Revenue Code of 1986 or any successor or comparable statute, and regulations promulgated thereunder (collectively, the "IRC"), and to avoid liability of the Corporation or any class or series for Federal income tax in respect of a given year and to make other appropriate adjustments in connection therewith. Nothing in the foregoing sentence shall limit the authority of the Board of Directors to designate greater or lesser amounts for such dividends or distribu tions. The amounts of dividends and distributions declared and paid with respect to the various classes or series of capital stock and the timing of declaration and payment of such dividends and distributions may vary among such classes and series.

          (e)  Tax Elections.  The Board of Directors
     shall have the power, in its discretion, to make such elections as to the tax status of the Corporation or any series or class of the Corporation as may be permitted or required by the IRC without the vote of stockholders of the Corporation or any series or class.

          (f)  Liquidation.  At any time there are no
     shares outstanding for a particular class or series, the Board of Directors may liquidate such class or series in accordance with applicable law.
     In the event of the liquidation or dissolution of the Corporation, or of a class or series thereof when there are shares outstanding of the Corporation or of such class or series, as applicable, the stockholders of such, or of each, class or series, as applicable, shall be entitled to receive, when and as declared by the Board of Directors, the excess of the assets of that class or series over the liabilities of that class or series, determined as provided herein and including assets and liabilities allocated pursuant to sections (a) and (b) of this Article
     5.5. Any such excess amounts will be distributed to each stockholder of the applicable class or series in proportion to the number of outstanding shares of that class or series held by that stockholder and recorded on the books of the Corporation. Subject to the requirements of applicable law, dissolution of a class or series may be accomplished by distribution of assets to stockholders of that class or series as provided herein, by the transfer of assets of that class or series to another class or series of the Corporation, by the exchange of shares of that class or series for shares of another class or series of the Corporation, or in any other legal manner.

          (g) Voting Rights. On each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class, provided that (a) when the Maryland General Corporation Law or the Investment Company Act of 1940 requires that a class or series vote separately with respect to a given matter, the separate voting requirements of the applicable law shall govern with respect to the affected class[es] and/or series and other classes and series shall vote as a single class and (b) unless otherwise required by those laws, no class or series shall vote on any matter which does not affect the interest of that class or series.

          (h)  Quorum.  The presence in person or by
     proxy of the holders of one-third of the shares of stock of the Corporation entitled to vote thereat, without regard to class or series, shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes or series of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class or series required to vote as a class on the matter shall constitute a quorum. If at any meeting of the stockholders there shall be less than a quorum present, the stockholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall be present.

          (i)  Equality.  Each share of each series or
     class shall be equal to each other share of that class or series and shall represent an equal proportionate interest in the assets belonging to that series or class, subject to the liabilities belonging to that series or class. The Board of Directors may from time to time divide or combine the shares of any particular series or class into a greater or lesser number of shares of that series or class without thereby changing the proportionate beneficial interest in the assets belonging to that series or class or in any way affecting the rights of shares of any other series or class.

          (j)  Conversion or Exchange Rights.  Subject
     to compliance with the requirements of the Investment Company Act of 1940, the Board of
     Directors shall have the authority to provide that holders of shares of any series or class shall have the right to convert or exchange such shares into shares of one or more other series or classes in accordance with such requirements and procedures as may be established by the Board of Directors.

          (k)  Change of Name.  The Board of Directors
     shall have the authority to change part or all of the name of any series created herein or hereafter.

     5.6.  Authorizing Vote.  Notwithstanding any
provision of the General Laws of the State of Maryland requiring for any purpose a proportion greater than a majority of the votes of all classes or series, the affirmative vote of the holders of a majority of the total number of shares of the Corporation, or of a class or series of the Corporation, as applicable, outstanding and entitled to vote under such circumstances pursuant to these Articles of Incorporation and the By-Laws of the Corporation shall be effective for such purpose, except to the extent otherwise required by the Investment Company Act of 1940 and rules thereunder; provided that, to the extent consistent with the General Laws of the State of Maryland and other applicable law, the By-Laws may provide for authorization to be by the vote of a proportion less than a majority of the votes of the Corporation, or of a class or series.

     5.7.  Preemptive Rights.  No stockholder of the
Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any classes or series, or any other securities of the Corporation which the Corporation proposes to issue or sell, and any or all of such shares or securities of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired, and sold to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said stockholder.

     5.8.  Redemption.

          (a)  The Board of Directors shall authorize
     the Corporation, to the extent it has funds or other property legally available therefor and subject to such reasonable conditions as the directors may determine, to permit each holder of shares of capital stock of the Corporation, or of any class or series, to require the Corporation to redeem all or any part of the shares standing in the name of such holder on the books of the Corporation, at the applicable redemption price of such shares (which may reflect such fees and charges as the Board of Directors may establish from time to time) determined in accordance with procedures established by the Board of Directors of the Corporation from time to time in accordance with applicable law.

          (b)  Without limiting the generality of the
     foregoing, the Board of Directors may authorize the Corporation, at its option and to the extent permitted by and in accordance with the conditions of applicable law, to redeem stock of the Corporation, or of any class or series, owned by any stockholder under circumstances deemed appropriate by the Board of Directors in its sole discretion from time to time, such circumstances including but not limited to (1) failure to provide the Corporation with a tax identification number and (2) failure to maintain ownership of a specified minimum number or value of shares of any class or series of stock of the Corporation, such redemption to be effected at such price, at such time and subject to such conditions as may be required or permitted by applicable law.

          (c) Payment for redeemed stock shall be made in cash unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist which make it advisable for the Corporation to make payment wholly or partially in securities or other property or assets of the class or series of the shares being redeemed. Payment made wholly or partially in securities or other property or assets may be delayed to such reasonable extent, not inconsistent with applicable law, as is reasonably necessary under the circumstances. No stockholder shall have the right, except as determined by the Board of Directors, to have his shares redeemed in such securities, property or other assets.

          (d) All rights of a stockholder with respect to a share redeemed, including the right to receive dividends and distributions with respect to such share, shall cease and determine as of the time as of which the redemption price to be paid for such shares shall be fixed, in accordance with applicable law, except the right of such stockholder to receive payment for such shares as provided herein.

          (e)  Notwithstanding any other provision of
     this Article 5.8, the Board of Directors may suspend the right of stockholders of any or all classes or series of shares to require the Corporation to redeem shares held by them for such periods and to the extent permitted by, or in accordance with, the Investment Company Act of 1940. The Board of Directors may, in the absence of a ruling by a responsible regulatory official, terminate such suspension at such time as the Board of Directors, in its discretion, shall deem reasonable, such determination to be conclusive.

          (f) Shares of any class or series which have been redeemed shall constitute authorized but unissued shares subject to classification and reclassification as provided in these Articles of Incorporation.

     5.9.  Repurchase of Shares.  The Board of
Directors may by resolution from time to time authorize the Corporation to purchase or otherwise acquire, directly or through an agent, shares of any class or series of its outstanding stock upon such terms and conditions and for such consideration as permitted by applicable law and determined to be reasonable by the Board of Directors and to take all other steps deemed necessary in connection therewith. Shares so purchased or acquired shall have the status of authorized but unissued shares.

     5.10. Valuation. Subject to the requirements of applicable law, the Board of Directors may, in its absolute discretion, establish the basis or method, timing and frequency for determining the value of assets belonging to each class or series and for determining the net asset value of each share of each class or series for purposes of sales, redemptions, repurchases or otherwise. Without limiting the foregoing, the Board of Directors may determine that the net asset value per share of any class or series should be maintained at a designated constant value and may establish procedures, not inconsistent with applicable law, to accomplish that result. Such procedures may include a requirement, in the event of a net loss with respect to the particular class or series from time to time, for automatic pro rata capital contributions from each stockholder of that class or series in amounts sufficient to maintain the designated constant share value.

     5.11. Certificates. Subject to the requirements of the Maryland General Corporation Law, the Board of
Directors may authorize the issuance of some or all of the shares of any or all classes or series without certificates and may establish such conditions as it may determine in connection with the issuance of certificates.

     5.12.  Shares Subject to Articles and By-laws.
All persons who shall acquire shares of capital stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the By-Laws of the Corporation, as each may be amended, supplemented and/or restated from time to time.

                      ARTICLE VI

                  BOARD OF DIRECTORS

     6.1.  Number of Directors.  The number of
directors of the Corporation shall be as provided in the By-Laws and subject to the limitations of the Maryland General Corporation Law, may fix a different number of directors and may authorize a majority of the directors to increase or decrease the number of directors set by these Articles or the By-Laws within limits set by the By-Laws and to fill vacancies created by an increase in the number of directors. Unless otherwise provided by the By-Laws, the directors of the Corporation need not be stockholders of the Corporation. The names of the directors who will serve until the first annual meeting and until their successors are elected and qualify are:

               Samuel Wegbreit
               David M. Klaskin
               Daniel A. Kaplan

     6.2. Removal of Directors. Subject to the limits of the Investment Company Act of 1940 and unless otherwise provided by the By-Laws, a director may be removed, with or without cause, by the affirmative vote of a majority of (a) the Board of Directors, (b) a committee of the Board of Directors appointed for such purpose, or (c) the stockholders by vote of a majority of the outstanding shares of the Corporation.

     6.3.  Liability of Directors and Officers.

          (a)  To the fullest extent permitted by the
     Maryland General Corporation Law and the
     Investment Company Act of 1940, no director or officer of the Corporation shall be liable to the Corporation or to its stockholders for money damages. No amendment to these Articles of Incorporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

          (b) In performance of his duties, a director is entitled to rely on any information, opinion, report, or statement, including any financial statement or other financial data, prepared by others, to the extent not inconsistent with the General Laws of the State of Maryland. A person who performs his duties in accordance with the standards of Article 2-405.1 of the Maryland
     General Corporation Law or otherwise in accordance with applicable law shall have no liability by reason of being or having been a director of the Corporation.

     6.4. Powers of Directors. In addition to any powers conferred herein or in the By-Laws, the Board of Directors may, subject to any express limitations contained in these Articles of Incorporation or in the By-Laws, exercise the full extent of powers conferred by the General Laws of the State of Maryland or other applicable law upon corporations or directors thereof and the enumeration and definition of particular powers herein or in the By-Laws shall in no way be deemed to restrict or otherwise limit those lawfully conferred powers. In furtherance and without limitation of the foregoing, the Board of Directors shall have power:

          (a)  to make, alter, amend or repeal from
     time to time the By-Laws of the Corporation except as otherwise provided by the By-Laws;

          (b)  subject to requirements of the
     Investment Company Act of 1940 and the General
     Laws of the State of Maryland, to authorize the Corporation to enter into contracts with any person, including any firm, corporation, trust or association in which a director, officer, employee or stockholder of the Corporation may be interested. Such contracts may be for any lawful purpose, whether or not such purpose involves delegating functions normally performed by the board of directors or officers of a corporation, including, but not limited to, the provision of investment management for the Corporation's investment portfolio, the distribution of securities issued by the Corporation, the administration of the Corporation's affairs, the provision of transfer agent services with respect to the Corporation's shares of capital stock, and the custody of the Corporation's assets. Any person (including its affiliates) may be retained in multiple capacities pursuant to one or more contracts and may also perform services, including similar or identical services, for others, including other investment companies. Subject to the requirements of applicable law, such contracts may provide for compensation to be paid by the Corporation in such amounts, including payments of multiple amounts for persons (including their affiliates) acting in multiple capacities, as the Board of Directors shall determine in its discretion to be proper and reasonable.

          (c)  to authorize from time to time the
     payment of compensation to the Directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors and committees thereof.

     6.5. Determinations by Board of Directors. Any determination made by or pursuant to the direction of the Board of Directors and in accordance with the standards set by the General Laws of the State of Maryland shall be final and conclusive and shall be binding upon the Corporation and upon all stockholders, past, present and future, of each class and series.

                      ARTICLE VII

 PROVISIONS FOR DEFINING, LIMITING AND REGULATING THE
                        POWERS
OF THE CORPORATION AND THE: DIRECTORS AND STOCKHOLDERS

     7.1.  Location of Meetings, Offices and Books.
Both directors and stockholders may hold meetings within or without the State of Maryland and abroad, and the Corporation may have one or more offices and may keep its books within or without the State of Maryland and abroad at such places as the directors shall determine.

     7.2.  Meetings of Shareholders.  Except as
otherwise provided in the By-Laws, in accordance with applicable law, the Corporation shall not be required to hold an annual meeting of shareholders in any year unless required by applicable law. Election of directors, whether by the directors or by stockholders, need not be by ballot unless the By-Laws so provide.

     7.3.  Inspection of Records.  Stockholders of the
Corporation shall have only such rights to inspect and copy the records, documents, accounts and books of the Corporation and to request statements regarding its affairs as are provided by the Maryland General
Corporation Law, subject to such reasonable regulations, not contrary to the General Laws of the State of Maryland, as the Board of Directors may from time to time adopt regarding the conditions and limits of such rights.

     7.4. Indemnification. The Corporation, including its successors and assigns, shall indemnify its directors and officers and make advance payment of related expenses to the fullest extent permitted, and in accordance with the procedures required, by the General Laws of the State of Maryland and the Investment Company Act of 1940. The By-Laws may provide that the Corporation shall indemnify its employees and/or agents in any manner and within such limits as permitted by applicable law. Such indemnification shall be in addition to any other right or claim to which any director, officer, employee or agent may otherwise be entitled. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or employee benefit plan, against any liability (including, with respect to employee benefit plans, excise taxes) asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have had the power to indemnify against such liability. The rights provided to any person by this Article 7.4 shall be enforceable against the Corporation by such person who shall be presumed to have relied upon such rights in serving or continuing to serve in the capacities indicated herein. No amendment of these Articles of Incorporation shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

     7.5. Wholly-Owned Subsidiaries. The Corporation may own all or any portion of the securities of, make loans to, or contribute to the costs or other financial requirements of any company which is wholly owned by the Corporation or by the Corporation and by one or more other investment companies and is primarily engaged in the business of providing, at cost, management, administrative or related services to the Corporation or to the Corporation and other investment companies.

     7.6. Amendments. The Corporation reserves the right to amend, alter, change or repeal any provision of these Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     7.7.  References to Statutes, Articles and
By-Laws. All references herein to statutes, to these Articles of Incorporation or to the By-Laws shall be deemed to refer to those statutes, Articles or By-Laws as they are amended and in effect from time to time.

     7.8.  Specific Powers and Purposes.  Without
limiting the foregoing, the Corporation shall have the following specific powers:

          (a)  To hold, invest and reinvest its funds,
     and in connection therewith, to hold part or all of its funds in cash, and to purchase, subscribe for or otherwise acquire, hold for investment or otherwise, to trade and deal in, write, sell, assign, negotiate, transfer, exchange, lend, pledge or otherwise dispose of or turn to account or realize upon, securities (which term
     "securities" shall, for the purposes of these Articles of Incorporation, without limiting the generality thereof, be deemed to include any stocks, shares, bonds, debentures, bills, notes, mortgages or other obligations or evidences of indebtedness, and any options, certificates, receipts, warrants, futures contracts or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets; and any negotiable or non-negotiable instruments and money market instruments, including bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and all kinds of repurchase and reverse repurchase agreements) created or issued by any United States or foreign issuer (which term
     "issuer" shall, for the purpose of these Articles of Incorporation, without limiting the generality thereof, be deemed to include any persons, firms, associations, partnerships, corporations, syndicates, combinations, organizations, governments or subdivisions, agencies or instrumentalities of any government); and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof, including the right to vote thereon and otherwise act with respect thereto and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such securities.

          (b)  To issue and sell shares of its own
     capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including, without limitation, securities) now or hereafter permitted by the laws of the State of Maryland.

          (c)  To the extent not inconsistent with
     applicable law, to acquire all or any part of the goodwill, rights, property and business of any person, firm, association or corporation and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights, property and business so acquired, and to assume in connection therewith any liabilities of any such person, firm, association or corporation.

          (d)  To acquire (by purchase, lease or
     otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, and any interest therein.

          (e) To borrow money and, in this connection, to issue notes or other evidence of indebtedness.

          (f)  To buy, hold, sell, and otherwise deal
     in and with foreign exchange.

          (g)  To apply for, obtain, purchase or
     otherwise acquire, any patents, copyrights, licenses, trademarks, trade names and the like and to use, exercise, develop, grant licenses in respect of, sell and otherwise turn to account, the same.

          (h) To aid by further investment any issuer, any obligation of or interest in which is held by the Corporation or in the affairs of which the Corporation has any direct or indirect interest;
     to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any corporation, company, trust, association or firm.

          (i)  To purchase or otherwise acquire, hold,
     dispose of, resell, transfer, reissue or cancel
     (all without the vote or consent of the
     stockholders of the Corporation) shares of its capital stock in any manner and to the extent now or hereafter permitted by applicable law and by these Articles of Incorporation.

          (j) To carry out all or any of the foregoing objects and purposes as principal or agent, and alone or with associates or, to the extent now or hereafter permitted by the General Laws of the State of Maryland, as a member of, or as the owner or holder of any security of, or interest in, any firm, association, corporation, partnership, trust or syndicate; and in connection therewith to make or enter into such deeds or contracts with any persons, firms, associations, corporations, partnerships, syndicates, governments or political subdivisions or agencies or instrumentalities thereof and to do such acts and things and to exercise such powers, as a natural person could lawfully make, enter into, do or exercise.

          (k)  In general to carry on any other
     business in connection with or incidental to any of the foregoing objects and purposes; to have and exercise all the powers conferred upon corporations by the General Laws of the State of Maryland as in force from time to time; to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power set forth herein, either alone or in association with others; and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

          (l) To conduct and carry on its business, or any part thereof, and to exercise and enjoy, in Maryland and anywhere else in the world, all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force and by the laws of any other such location applicable to the Corporation, and the enumeration of the foregoing powers shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

          (m)  The foregoing objects and-purposes
     shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of these Articles of Incorporation, and shall each be regarded as independent and construed as a power as well as an object and a purpose, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the General Laws of the State of Maryland, nor shall the expression of one thing be deemed to exclude another, though it be of like nature, not expressed; provided, however, that the Corporation shall not have power to carry on within the State of Maryland any business whatsoever the carrying on of which would preclude it from being classified as an ordinary business corporation under the laws of said State; nor shall it carry on any business, or exercise any powers, in any other state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

     7.9. Merger or Consolidation. In connection with the acquisition of all or substantially all the assets or stock of another investment company or investment trust, the Board of Directors may issue or cause to be issued shares of capital stock of the Corporation and accept in payment therefor, in lieu of cash, such assets at their market value, or such stock at the market value of the assets held by such investment company or investment trust, either with or without adjustment for contingent costs or liabilities, provided such assets are of the character in which the Corporation is permitted to invest.

     7.10.  Liability of Stockholders.  The
stockholders of the Corporation shall not be liable for, and their private property shall not be subject to, claim, levy or other encumbrance on account of debts or liabilities of the Corporation, to any extent whatsoever.

     7.11. Owner of Shares. The Corporation shall be entitled to treat the person in whose name any share of the capital stock of the Corporation is registered as the owner thereof for purposes of dividends and other distributions in the course of business or in the course of recapitalization, consolidation, merger, reorganization, liquidation, sale of the property and assets of the Corporation, or otherwise, and for the purpose of votes, approvals and consents by stockholders, and for the purpose of notices to stockholders, and for all other purposes whatever; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share, on the part of any other person, whether or not the Corporation shall have notice thereof, save as expressly required by law.

     IN WITNESS WHEREOF, the undersigned incorporator of O.R.I. Funds, Inc. hereby executes the foregoing
Articles of Incorporation and acknowledges the same to be her act.

     Dated this 15th day of October, 1993.



                              /s/ Carol A. Gehl
                              ----------------------
                              Carol A. Gehl


                  O.R.I. FUNDS, INC.
                 Articles of Amendment


          O.R.I. Funds, Inc., a Maryland corporation having its principal office in Maryland in Baltimore
City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST:    The Articles of Incorporation are
amended by redesignating all of the One Hundred Million
(100,000,000) issued and unissued shares of capital stock of the Corporation currently designated as O.R.I.
Growth Fund series stock as Class A stock of the O.R.I.
Growth Fund series.

          SECOND:   The foregoing amendment to the
charter of the Corporation was unanimously approved by the entire Board of Directors of the Corporation pursuant to a consent action effective December 27, 1996.

          THIRD:    The charter amendment is limited to
a change expressly permitted by Section 2-605 of Title
II of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

          FOURTH:   The Corporation is registered as an
open-end investment company under the Investment
Company Act of 1940.

          FIFTH:    The Articles of Amendment will
become effective at 12:00 a.m. on March 1, 1997.

          IN WITNESS WHEREOF, O.R.I. Funds, Inc. has caused these Articles of Amendment to be signed as of the 26th day of February, 1997 in its name and on its behalf by its duly undersigned authorized officers, who acknowledge that these Articles of Amendment are the act of the Corporation and that, to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of the Articles of Amendment are true in all material respects and that this statement is made under penalties of perjury.


Witness:                           O.R.I. Funds, Inc.


/s/ Mark C. Pappas                 By: /s/ Samuel Wegbreit
-------------------                -------------------------
Mark C. Pappas                     Samuel Wegbreit
Secretary                          Chairman of the Board


                  O.R.I. FUNDS, INC.
                Articles Supplementary


          O.R.I. Funds, Inc., a Maryland corporation having its principal office in Maryland in Baltimore
City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST:    The Board of Directors of the
Corporation by consent action effective on December 27, 1996, unanimously approved the adoption of a resolution reclassifying Fifty Million (50,000,000) shares of the One Hundred Million (100,000,000) shares of Class A stock of the O.R.I. Growth Fund series as Fifty Million
(50,000,000) shares of Class C stock of the O.R.I.
Growth Fund series.

          SECOND:   The Class C shares of the O.R.I.
Growth Fund series as so classified by the Board of Directors of the Corporation shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article V, Section 5.5 of the Articles of Incorporation of the Corporation, and shall be subject to all of the provisions of the Articles of Incorporation of the Corporation relating to the stock of the Corporation generally, and to the following:
The Class C shares of the O.R.I. Growth Fund series shall be invested in a common investment portfolio with the Class A shares of the O.R.I. Growth Fund series and with the shares of any other class of the O.R.I. Growth
Fund series hereafter established, and the assets, liabilities, income, expenses, dividends and related liquidation rights of the various classes of the shares of the O.R.I. Growth Fund series shall be allocated among the various classes of the series in such manner as shall be determined by the Board of Directors of the Corporation in accordance with law.

          THIRD:    The Class C shares of the O.R.I.
Growth Fund series aforesaid have been duly classified by the Board of Directors pursuant to authority and power contained in the Articles of Incorporation of the Corporation.

          FOURTH:   These Articles Supplementary will
become effective at 12:01 a.m. on March 1, 1997.

          IN WITNESS WHEREOF, O.R.I. Funds, Inc. has caused these Articles Supplementary to be signed as of the 26th day of February, 1997 in its name and on its behalf by its duly undersigned authorized officers, who acknowledge that these Articles Supplementary are the act of the Corporation and that, to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under penalties of perjury.


Witness:                           O.R.I. Funds, Inc.

/s/ Mark C. Pappas                 By: /s/ Samuel Wegbreit
---------------------              -------------------------
Mark C. Pappas                     Samuel Wegbreit
Secretary                          Chairman of the Board